CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS I: AMG FQ U.S. EQUITY FUND, AMG FQ TAX-MANAGED U.S. EQUITY FUND, AMG FQ GLOBAL ALTERNATIVES FUND, AMG FQ GLOBAL RISK-BALANCED FUND, AMG FRONTIER SMALL CAP GROWTH FUND, AMG MANAGERS EMERGING OPPORTUNITIES FUND, AMG MANAGERS REAL ESTATE SECURITIES FUND, AMG MANAGERS TOTAL RETURN BOND FUND, AND AMG TIMESSQUARE ALL CAP GROWTH FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: July 8, 2014	/s/ Jeffrey T. Cerutti
Jeffrey T. Cerutti
President

CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS I: AMG FQ U.S. EQUITY FUND, AMG FQ TAX-MANAGED U.S. EQUITY FUND, AMG FQ GLOBAL ALTERNATIVES FUND, AMG FQ GLOBAL RISK-BALANCED FUND, AMG FRONTIER SMALL CAP GROWTH FUND, AMG MANAGERS EMERGING OPPORTUNITIES FUND, AMG MANAGERS REAL ESTATE SECURITIES FUND, AMG MANAGERS TOTAL RETURN BOND FUND, AND AMG TIMESSQUARE ALL CAP GROWTH FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: July 8, 2014	/s/ Donald S. Rumery
Donald S. Rumery
Chief Financial Officer